UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 19, 2009

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-31313	88-0409160
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

47 East Chicago Avenue, Suite 332, Naperville, Illinois 60540

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 637-0315

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2009, the Board of Directors (the “Board”) of Broadwind Energy, Inc. (the “Company”) approved a recommendation by its Governance/Nominating Committee that William T. Fejes, Jr. be appointed as a member of the Board, to serve until the next annual meeting of stockholders of the Company, effective March 19, 2009. Mr. Fejes, who will fill the vacancy created by the resignation of William M. Barrett effective February 3, 2009 (whose resignation was previously disclosed in a Current Report on Form 8-K dated February 3, 2009), was also appointed to the Board’s Audit Committee and will serve as Chairman of the Board’s Governance/Nominating Committee.  Mr. Fejes will receive cash compensation for his services in accordance with the Company’s compensation for its Board, and will be eligible to participate in the Company’s 2007 Deferred Compensation Plan, which was adopted by the Board on October 24, 2007. In addition, the Board granted to Mr. Fejes a restricted stock unit (“RSU”) award of 7,042 shares of the Company’s common stock under the Company’s 2007 Equity Incentive Plan, as amended August 8, 2008. The RSU award will vest one year after the date of grant. The RSU award is subject to the terms of a RSU award agreement, a form of which is filed as an exhibit to the Company’s Current Report on Form 8-K dated March 16, 2009.

Mr. Fejes has been the Chief Operating Officer of Seakeeper, Inc., a company that designs, manufactures and markets motion stabilization equipment for boats under 50 meters in length, since 2007.  Prior to joining Seakeeper, Mr. Fejes was the President and Chief Executive Officer of TB Wood’s Incorporated, a public company that designs, manufactures and markets industrial power transmission components, for three years. For the prior eighteen years Mr. Fejes held various executive management roles at Danaher Corporation, a public company that designs, manufactures and markets industrial and consumer products, and Pacific Scientific, a company that Danaher acquired.  Mr. Fejes received both his Bachelor of Science Degree and Master of Science Degree in Electrical Engineering from the Massachusetts Institute of Technology.

Mr. Fejes was not elected to the Board pursuant to any arrangement or understanding between either of them and any other person. There is not currently, nor has there been since the beginning of our last two fiscal years, any transaction with the Company in which Mr. Fejes either has or had a direct or indirect material interest.

Item 8.01.                                          Other Events.

On March 20, 2009, the Company issued a press release to announce the appointment of Mr. Fejes to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.                                          Financial Statements and Exhibits.

(d)	Exhibits
99.1 Press Release dated March 20, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

March 20, 2009	By:	/s/ Matthew J. Gadow
Matthew J. Gadow
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated March 20, 2009